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                                                                     EXHIBIT 11

                          BROOKS FIBER PROPERTIES, INC.
              Statement Regarding Computation of Earnings Per Share
                        Three Months Ended March 31, 1996

Shares outstanding -- beginning of period. . . . . . . . . . . . .   1,162,800
Weighted average number of common and common equivalent shares issued (1) . . . . . . . . . . . . . . . . . . . . . . . . . . .  18,360,784
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Weighted average number of common and common equivalent shares outstanding -- end of period . . . . . . . . . . . . . . . . . .  19,523,584
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Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(6,640,270)
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Pro forma loss per common and common equivalent shares . . . . . .       $(.34)
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(1) Common and common equivalent shares issued consist of certain effects of shares issued, stock options, warrants, and Preferred Stock. Common equivalent shares from convertible Preferred Stock (using the if converted method) and stock options and warrants (using the treasury stock method) have been included inthe computation. Pursuant to the Securities and Exchange Commission rules, convertible Preferred Stock which will be automatically converted at the date of issuance is included even though inclusion may be antidilutive. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, shares issued, and stock options and warrants granted by the Company at prices below the assumed public offering price during the twelve-month period preceding the date of the initial filing of the Registration Statement have been included in the calculation of common stock equivalent shares, using the treasury stock method, as if they were outstanding for the three months ended March 31, 1996.